                                                                  Exhibit (8)(f)

              AGREEMENT BETWEEN OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                             OPPENHEIMERFUNDS, INC.
                AND GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

AGREEMENT DATED as of August 1, 2000 between OPPENHEIMER VARIABLE ACCOUNT FUNDS (the "Fund"), OPPENHEIMERFUNDS, INC. ("OFI"), and GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK ("GE").

WHEREAS, the Fund represents and warrants that it is and will remain an open-end diversified investment company registered as such under the Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933;

WHEREAS, the Fund represents and warrants that its shares are offered only for purchase to certain insurance companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations permitted thereunder (collectively, "participating insurance companies");

WHEREAS, the Fund and OFI represent and warrant that shares of the Fund shall be sold only to participating insurance companies and/or for policies or accounts sponsored by participating insurance companies;

WHEREAS, GE desires to utilize shares of the Fund as one of the funding media separate accounts established by GE to support variable life insurance and variable annuity policies (the "policies") to be issued by GE, hereinafter individually and/or collectively referred to as the "Account" or the "Accounts";

WHEREAS, GE represents and warrants that it has or will register the Policies under the Securities Act of 1933 (unless an exemption from registration is available);

WHEREAS, GE represents and warrants that it has or will register the Accounts as unit investment trust(s) under the Investment Company Act of 1940 (unless an exemption from registration is available);

WHEREAS, the Fund represents and warrants that it has obtained an order from the Securities and Exchange Commission granting participating insurance companies and variable life insurance and variable annuity separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended, and Rules 6e-2(b) (15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the fund to be sold to and held by variable annuity and variable life separate accounts of both affiliated and unaffiliated life insurance companies (the "Order");

Now, therefore, in consideration of the premises and the mutual promises and covenants hereinafter set forth, the Fund, OFI and GE agree as follows:

1. The Fund shall make shares of the series identified on Schedule A hereto (as may be modified by mutual consent from time to time) available for purchase at net asset value by one or more of the separate accounts of GE identified on Schedule B hereto (as may be modified by mutual consent from time to time) to support policies to be issued by GE. Requests for such shares shall be executed on a daily basis at the net asset value next computed after receipt by the Fund or its agent of the order for shares of the Fund. For purposes of this Section 1, GE shall be an agent of the Fund for receipt of such orders and receipt by such agent shall constitute receipt by the Fund; provided that such order is received by GE by 4:00 P.M. New York time on a Business Day and the Fund receives written (or a facsimile) notice of such order by 9:30 A.M. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

2. The Fund agrees to redeem for cash, on GE's request, any full or fractional shares of the Fund held by GE, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its agent of the request for redemption. For purposes of this Section 2, GE shall be the agent of the Fund for receipt of requests for redemption, and receipt by such agent shall constitute receipt by the Fund; provided that such request is received by GE by 4:00 P.M. New York time on a Business Day and the Fund receives notice of such request for redemption by 9:30 A.M. New York time on the next following Business Day.

3. GE shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.

4. The Fund shall furnish same day notice by telecopier to GE of any income dividends or capital gains distributions payable on the Fund's shares. GE will receive all such income dividends or capital gains distributions payable with respect to a series in additional shares attributable to that series. The Fund shall notify GE of the number of shares issued as payment of such income dividends or capital gains distributions.

5. The Fund shall make the net asset value per share of each series available to GE on a daily basis as soon as reasonably possible after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available to GE by 5:30 pm New York time.

6. GE shall pay for the reasonable costs of printing and mailing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials) of the Fund that are required by the federal securities laws to be sent to owners of policies issued by GE for which the Fund is serving or is to serve as an investment vehicle. GE shall also pay the reasonable costs of printing and distributing the Fund's prospectuses and statements of additional information to owners of policies for which Service shares of the Fund is serving or is to serve as an investment vehicle. For service shares of a Fund, so long as that Fund's distribution and service plan ("Plan") adopted by the Fund for the Service shares of a series remains in effect, the Fund on behalf of that series would pay OFI's subsidiary OppenheimerFunds Distributor, Inc. ("OFDI") and OFDI may pay either to GE or to any entity providing services to contract owners holding Service shares under policies issued by GE, for services rendered with respect to the Service shares in accordance with the terms and conditions of the Plan and at the annual rate authorized by the Fund's Board of Trustees. GE shall also pay the reasonable costs of printing and distributing the Fund's prospectuses and statements of additional information to owners of and applicants and prospective investors applying for policies for which the Fund is serving or is to serve as an investment vehicle.

7. The Fund shall prepare and be responsible for filing with the Securities and Exchange Commission and any state securities regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Fund.

8. The Fund agrees that the investment portfolios of each series of the Fund will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended.

9. In the event this agreement is terminated, the Fund agrees that, as long as shares of the Fund are available for purchase by separate accounts of any other insurance companies, it will permit GE to continue to purchase shares of the Fund for the account of its policyholders then funding policies, in whole or in part, with shares of the Fund, provided GE continues to pay the costs described in Section 6 above.

10. GE shall not give any information or make any representations or statements on behalf of or concerning the Fund or OFI in connection with the sale of the policies other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended from time to time, or in reports or proxy statements for the Fund, or in sales literature approved by the Fund or OFI, except as required by legal process or regulatory authorities or with permission of the Fund and OFI.

11. The Fund and OFI shall not give any information or make any representation on behalf of or concerning GE, the separate account(s) of GE, or the policies, other than the information or representations contained in a registration statement or prospectus for the policies, as such registration statement and prospectus may be amended from time to time, or in materials approved by GE for distribution, including sales literature or promotional materials, except as required by legal process or regulatory authorities or with permission of GE.

12. The Fund shall bear the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports (including all documents related to the solicitation of voting instructions from owners of the policies), the preparation of all statements and notices relating to the Fund that may be required by any federal or state law, and all taxes to which an issuer is subject on the issuance and transfer of the Fund's shares.

13.1 The Board of Trustees of the Fund will monitor the Fund for any material irreconcilable conflicts between the interests of the owners of all policies whose cash values are held in separate accounts investing in the Fund ("Policyowners") and will promptly inform GE if it determines that a material irreconcilable conflict exists. GE and OFI, as a matter of ongoing responsibility, will undertake and shall promptly report to the Fund's Board any potential or existing material irreconcilable conflict between the Policyowners.

GE and OFI will assist the Board in carrying out its responsibilities in monitoring such conflicts, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised, including information as to a decision by GE to disregard voting instructions of Policyowners. This includes, but is not limited to, reporting to the Board on all matters referred to in the Order and in the application for the Order. The responsibility to report such information and conflicts and to assist the Board will be carried out with a view only to the interests of policyowners.

13.2 If it is determined by either a majority of the Board of Trustees of the Fund or a majority of its disinterested trustees, that a material irreconcilable conflict exists, GE shall, at its expense and to the extent reasonably practicable (as determined by the majority of the Fund's disinterested trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including:

         (a) withdrawing the assets allocable to any or all of the Accounts from the Fund (or any series of the Fund) and reinvesting such assets in a different investment medium, including another series of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected policyowners and, as appropriate, segregating the assets of any group voting in favor of segregation, or offering to affected policyowners the option of making such a change; and

         (b) establishing a new registered management investment company or managed separate account.

These responsibilities will be carried out with a view only to the interest of Policyowners. No penalty will be imposed by the Fund on GE for withdrawing assets from the Fund (or any series of the Fund) in the event of a material irreconcilable conflict.

For purposes of this Section 13.2 a majority of the disinterested trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or OFI be required to establish a new funding medium for any variable contract. GE shall not be required by this Section 13.2 to establish a new funding medium for any variable contract if an offer to do so has been declined by vote of a majority of the Policyowners materially adversely affected by the material irreconcilable conflict. GE will recommend to its Policyowners that they decline an offer to establish a new funding medium only if the company believes it in the best interest of the Policyowners.

13.3 So long as, and to the extent that the Securities and Exchange Commission interprets the Investment Company Act of 1940 to require pass-through voting privileges for variable policyowners, GE will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Fund. GE shall be responsible for assuring that the Accounts calculate voting privileges in a manner consistent with all other separate accounts investing in the Fund. With respect to each Account, GE will vote shares of the Fund held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received.

13.4 The Fund and GE shall comply with Rule 6e-2, 6e-3(T) or, if adopted, 6e-3 of the Securities and Exchange Commission, if and to the extent they are amended to provide exemptive relief with respect to mixed or shared funding.

13.5 OFI and GE shall at least annually submit to the Fund's Board of Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the obligations imposed upon them by the Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

13.6 The Fund hereby represents and warrants that it has not and will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 13.1 through 13.5 of this agreement is in effect to govern such sales.

13.7 Each of the undertakings in this Section 13 will survive termination of this Agreement and will remain in effect for as long as shares of the Fund are held by GE for the account of its Policyowners.

14. GE agrees to indemnify and hold harmless the Fund and OFI, each member of their Board of Trustees or Board of Directors, each of their officers, and each person who controls the Fund within the meaning of Section 15 of The Securities Act of 1933 against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of GE), or any expenses of litigation (including court costs and reasonable attorney's fees), to which the indemnified parties may become subject under any statute or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and;

         (a) arise out of any untrue or allegedly untrue statements of any material fact contained in the registration statement or prospectus for the policies, in the policies themselves or in sales literature created or approved by GE for the policies, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statements or omissions were not made in reliance upon and in conformity with information furnished by GE by or on behalf of the Fund or OFI; or

         (b) arise out of or as a result of statements or representations or wrongful conduct of GE or persons under its control, with respect to sale or distribution of the policies, provided any such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to GE by or on behalf of the Fund or OFI; or

         (c) arise out of any untrue or allegedly untrue statement of a material fact contained in the Fund's registration statement, prospectus or sales literature or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund or OFI by GE; or

         (d) arise as a result of a breach of this agreement or a breach of any misrepresentation and/or warranty made by GE in this agreement.

15.1. The Fund agrees to indemnify and hold harmless GE, each member of its Board of Directors, each of its officers, and any person that controls GE within the meaning of Section 15 of The Securities Act of 1933 against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund), or expenses of litigation (including court costs and reasonable attorney's fees) to which the indemnified parties may become subject under any statute or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the policies and;


         (a) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement or prospectus or sales literature for the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statements or omissions were not made in reliance upon and in conformity with information furnished to the Fund by or on behalf of GE; or

         (b) arise out of or as a result of statements or representations or wrongful conduct of the Fund, or persons under the control of the Fund, with respect to sale or distribution of the policies, provided any such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to the Fund by or on behalf of GE; or

         (c) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement or prospectus for the policies, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to GE by the Fund; or

         (d) arise as a result of a breach of this agreement or a breach of any representation and/or warranty made by the Fund in this agreement.

15.2 OFI agrees to indemnify and hold harmless GE, each member of its Board of Directors, each of its officers and any person that controls GE within the meaning of Section 15 of The Securities Act of 1933 against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of OFI), or expenses of litigation (including court costs and reasonable attorney's fees) to which the indemnified parties may become subject under any statute or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the policies and;

         (a) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement or prospectus or sales literature for the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statements or omissions were not made in reliance upon and in conformity with information furnished to OFI by or on behalf of GE; or

         (b) arise out of or as a result of statements or representations or wrongful conduct of OFI or persons under the control of OFI, with respect to sale or distribution of the policies, provided any such statement or representation or wrongful conduct was not made in reliance upon and in conformity with information furnished to OFI by or on behalf of GE; or

         (c) arise out of any untrue or allegedly untrue statement of any material fact contained in the registration statement, prospectus or sales literature for the policies, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to GE by OFI; or

         (d) arise as a result of a breach of this agreement or a breach of any representation and/or warranty made by OFI in this agreement.

16. The indemnification provided under Sections 14, 15.1 and 15.2 shall not be available to an indemnified party if the loss, claim, damages, liability or litigation for which indemnification is sought resulted from such indemnified party's willful misfeasance, bad faith or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations and duties under this agreement.

17. No indemnification shall be available under Sections 14, 15.1 or 15.2 unless the indemnified party gave written notice of the nature of the claim for which indemnification is sought to the party from whom indemnification is sought. Said notice must be given within a reasonable time after the summons or other initial legal process giving information as to the nature of the claim is served upon the indemnified party. However, failure to notify the party against whom indemnification is sought shall not relieve that party of any liability which it might have in the absence of Sections 14, 15.1 and 15.2 of this agreement.


18. In the event that an action is brought against a party indemnified under Sections 14, 15.1 or 15.2, the party owning the obligation to indemnify (the "indemnifying party") may participate, at its own expense in the defense thereof. The indemnifying party may also assume the defense of any such action, with counsel satisfactory to the indemnified party. After the indemnifying party notifies the indemnified party of its intention to assume the defense of an action, the indemnified party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party independently in connection with the defense thereof.

19. Subject to the requirements of legal process and regulatory authorities, each party to this agreement shall treat as confidential the names and addresses of the owners of the policies.

20. Each party to this agreement shall cooperate with the other parties and with all governmental authorities (including without limitation, the Securities and Exchange Commission, the NASD and the state insurance and securities regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

21. This agreement may be terminated by any party upon six month's advance written notice to the other parties.

22. OFI and GE each understands that the obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property; OFI and GE each represent that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

     IN WITNESS WHEREOF, the Fund, OFI and GE has caused this agreement to be duly executed as of the day and year first above written.


                             OPPENHEIMER VARIABLE ACCOUNT FUNDS


                             By:      ________________________________
                                         Andrew J. Donohue
                                         Vice President and Secretary

                             OPPENHEIMERFUNDS, INC.


                             By:      ________________________________
                                         Andrew J. Donohue
                                         Executive Vice President

                             GE CAPITAL LIFE ASSURANCE COMPANY
                                        OF NEW YORK

                             By:      ________________________________
                                         (Title)

                                   SCHEDULE A

Portfolios of Oppenheimer Variable Account Funds:

                  Oppenheimer Money Fund/VA

                  Oppenheimer High Income Fund/VA

                  Oppenheimer Bond Fund/VA

                  Oppenheimer Aggressive Growth Fund/VA

                  Oppenheimer Capital Appreciation Fund/VA

                  Oppenheimer Multiple Strategies Fund/VA

                  Oppenheimer Global Securities Fund/VA

                  Oppenheimer Main Street Growth & Income Fund/VA

                  Oppenheimer Strategic Bond Fund/VA

                  Oppenheimer Small Cap Growth Fund/VA

                                   SCHEDULE B

GE Separate Account II

GE Separate Account III